Exhibit 2.3

                                PLEDGE AGREEMENT

                  THIS PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of February 27, 1998, is made by and between Corus Investment Ltd., a Bahamas corporation (the "Pledgor"), and Oryx Technology Corp., a Delaware corporation (the "Pledgee").

                                    RECITALS

                  A. The Pledgor, Pledgee and Oryx Instruments and Materials Corporation (the "Pledged Share Issuer") have entered into a Stock Purchase and Reorganization Agreement dated of even date herewith (the "Reorganization Agreement"), pursuant to which the Pledged Share Issuer has agreed to pay the Pledgee the sum of One Million Dollars ($1,000,000) pursuant to a promissory note of even date herewith (the "Note") issued as partial consideration for the redemption of eight million (8,000,000) shares of the Pledged Share Issuer's Class A Common Stock from Pledgee, and a Stockholders Agreement of even date herewith (the "Stockholders Agreement")

                  B. In order to secure the obligations of the Pledged Share Issuer under the Reorganization Agreement, the Pledgor and Pledgee have agreed to enter into this Pledge Agreement.

                  NOW, THEREFORE, in order to induce the Pledgee to enter into the Reorganization Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby agrees, for the benefit of the Pledgee, as follows:

                                    ARTICLE I
                                   DEFINITIONS


Certain Terms. The following terms when used in this Pledge Agreement, including its preamble and recitals, shall have the following meanings:

                  "Distributions" means all cash dividends, cash distributions, stock dividends, liquidating dividends, shares of stock resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Pledged Shares or other shares of capital stock or other equity securities constituting Pledged Collateral, but shall not include Dividends.

                  "Event of Default" means: (i) Pledged Share Issuer has failed to pay any installment of principal under the Note within five (5) business days after it has become due or the Note is otherwise in default and Pledgee has given Pledgor written notice that such a default has occurred; (ii) Pledgor or the Pledged Share Issuer has failed to perform any of its material obligations under the Reorganization Agreement or the Stockholders Agreement and has failed to correct such default within ten (10) business days after Pledgee has given Pledgor or the Pledged Share Issuer, as the case may be, written notice thereof; or (iii) Pledgor or the Pledged Share Issuer shall file a voluntary action in bankruptcy or seek similar relief pursuant to a court action or an involuntary bankruptcy petition shall be filed against either of them and not discharged within sixty (60) days and Pledgor shall not have within five (5) business days within such event assumed Pledged Share Issuer's obligations under the Promissory Note and demonstrated to the reasonable satisfaction of the holder that Corus is financially capable of honoring such obligations.

                  "Pledge Agreement" is defined in the preamble hereto.

                  "Pledged Collateral" is defined in Section 2.1.

                  "Pledged Share Issuer" means Oryx Instruments and Materials Corporation, a Delaware corporation.

                  "Pledged Shares" means the eight million (8,000,000) shares of the Pledged Share Issuer's Class A Common Stock issued to the Pledgor pursuant to the Reorganization Agreement, and all other shares of capital stock or other equity securities of the Pledged Share Issuer issued to the Pledgor from time to time as defined in Section 2.1 below.

                  "Pledgor" is defined in the preamble hereto.

                  "Reorganization Agreement" is defined in paragraph A of the Recitals hereto.

                  "Stockholders Agreement" is defined in paragraph A of the Recitals hereto.

                  "UCC" means the California Uniform Commercial Code.

         1.2 Reorganization Agreement Definitions Unless otherwise defined herein or the context otherwise requires, terms used in this Pledge Agreement, including its preamble and recitals, have the meanings provided in the Reorganization Agreement.



                                   ARTICLE II
                                     PLEDGE

         2.1 Guaranty of Obligation and Grant of Security Interest. The Pledgor hereby guarantees the obligations of the Pledged Share Issuer to pay all amounts that may become due from the Pledge Share Issuer to Pledgee under the Reorganization Agreement (the "Obligations"). Under the terms of this guaranty, Pledgee shall have recourse against Pledgor only to the Pledged Collateral, as defined below, and to no other assets of Pledgor under any circumstances.
Pledgor pledges, assigns, and hypothecates, transfers, and delivers to the Pledgee and hereby grants to the Pledgee, for Pledgee's benefit, a continuing security interest in, all of the Pledgor's right, title, and interest in and to the following, whether now or hereafter existing or acquired (the "Pledged Collateral"):

          (a) the Pledged Shares as are identified in Attachment 1 hereto;


          (b) all Distributions, interest, and other payments and rights with respect to any Pledged Shares;

          (c) all certificates, instruments or other writings representing or evidencing the Pledged Shares; and

          (d) all proceeds of any of the foregoing.

Delivery of Pledged Collateral. All certificates, instruments or other writings representing or evidencing any Pledged Collateral, including all Pledged Shares, shall be delivered to and held by or on behalf of the Pledgee pursuant hereto, shall be in suitable form for transfer by delivery, and shall be accompanied by all necessary instruments of transfer or assignment, duly executed in blank, all in form and substance satisfactory to the Pledgee. The Pledgee shall have the right, at any time when an Event of Default exists, after having given written notice to the Pledgor, to transfer to or to register in its name or the name of any of its nominees any or all of the Pledged Shares, subject only to the provisions of Section 4.4. In addition, the Pledgee shall have the right at any time to exchange certificates, instruments or other writings representing or evidencing Pledged Shares for certificates, instruments or other writings of smaller or larger denominations.

Continuing Security Interest. This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and shall:

          (e) remain in full force and effect until payment in full of the Obligations;

          (f) be binding upon the Pledgor and its successors, transferees, and assigns, and

          (g) inure, together with the rights and remedies of the Pledgee hereunder, to the benefit of the Pledgee and its successors and assigns. Upon the payment in full of the Obligations, the security interest granted herein shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination, the Pledgee will, at the Pledgor's sole expense, deliver to the Pledgor, without any representations, warranties or recourse of any kind whatsoever, all certificates representing or evidencing all Pledged Shares, together with all other Pledged Collateral held by the Pledgee hereunder, and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  The Pledgor, relying on the representations and warrantees of the Pledgee and the Pledged Share Issuer in the Reorganization Agreement, represents and warrants to the Pledgee as follows:


Ownership, No Liens, etc. The Pledgor is the record legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign) such Pledged Collateral, free and clear of any Lien.

Valid Security Interest. Upon the delivery of the stock certificates evidencing such Pledged Collateral to the Pledgee, this Pledge Agreement will be effective to create, as security for the Obligations, a valid, perfected, first priority security interest in such Pledged Collateral.

Authorization. Pledgor is a corporation duly organized, validly existing and in good standing under the laws of Bahamas and has all requisite corporate power and authority to execute and perform its obligations under this Agreement. Pledgor is duly authorized to execute this Agreement and this Agreement constitutes the legal, valid and binding obligation of Pledgor and is enforceable in accordance with its terms.

                                   ARTICLE IV
                                    COVENANTS

Protect Collateral; Further Assurances, etc. The Pledgor agrees that it will not
(i) sell, assign, transfer, surrender or otherwise dispose of, or grant any option, warrant or other right or interest with respect to, any of the Pledged Collateral, (ii) directly or indirectly create incur, assume or suffer to exist any Lien upon or with respect to any of the Pledged Collateral, except for the Lien created by this Pledge Agreement. The Pledgor will defend the security interest herein granted unto the Pledgee in and to the Pledged Collateral against the claims and demands of all Persons whomsoever.

Stock Powers, etc. The Pledgor agrees that all Pledged Shares (and all other shares of capital stock or other equity securities constituting Pledged Collateral) delivered by the Pledgor pursuant to this Pledge Agreement will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Pledgee. The Pledgor will, from time to time upon the request of the Pledgee, promptly deliver to the Pledgee such stock powers, instruments, and similar documents, satisfactory in form and substance to the Pledgee, with respect to the Pledged Collateral as the Pledgee may reasonably request and will, from time to time upon the request of the Pledgee when an Event of Default exists, promptly transfer any Pledged Shares or other shares of common stock or other equity securities constituting Pledged Collateral into the name of any nominee designated by the Pledgee.

Continuous Pledge. The Pledgor will, at all times, keep pledged to the Pledgee pursuant hereto and deliver to Pledgee all other shares of capital stock or other equity securities constituting Pledged Collateral, all Distributions with respect thereto, and all other securities, instruments, proceeds, and rights from time to time received by or distributable to the Pledgor in respect of any Pledged Collateral.

Voting Rights; Distributions, etc.  The Pledgor agrees:

          (h) promptly upon receipt thereof by the Pledgor and without any request therefor by the Pledgee or any other Person, to deliver to the Pledgee, all Distributions, and proceeds of the Pledged Collateral, all of which shall be held by the Pledgee as additional Pledged Collateral; and

          (i) while any Event of Default exists and the Pledgee has notified the Pledgor of the Pledgee's intention to exercise its voting power under this Section 4.4(b):

              (i) the Pledgee may exercise (to the exclusion of the Pledgor) the voting power and all other incidental rights of ownership with respect to any Pledged Shares or other shares of capital stock or other equity securities interests constituting Pledged Collateral and the Pledgor hereby grants the Pledgee an irrevocable proxy, coupled with an interest exercisable under such circumstances, to vote the Pledged Shares and such other Pledged Collateral; and

              (ii) promptly to deliver to the Pledgee  such  additional  proxies and other documents as may be necessary to allow the Pledgee to exercise such voting power. The Pledgee agrees that unless an Event of Default exists and the Pledgee shall have given the notice referred to in Section 4.4(b), the Pledgor shall have the exclusive voting power with respect to any shares of capital stock or other equity securities (including any of the Pledged Shares) constituting Pledged Collateral, and the Pledgee shall, upon the written request of the Pledgor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by the Pledgor which are necessary to allow the Pledgor to exercise voting power with respect to any such share of capital stock or other equity securities (including any of the Pledged Shares) constituting Pledged Collateral.

                                    ARTICLE V
                                   THE PLEDGEE


Pledgee Appointed Attorney-in-Fact. The Pledgor hereby irrevocably appoints the Pledgee the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Pledgee's discretion after an Event of Default exists, to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Pledge Agreement including, without limitation,

              (j) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Pledged Collateral;

              (k)  to  receive,   endorse,  and  collect  any  drafts  or  other
                   instruments, documents and chattel paper, in connection with clause (a) above;

              (l) to file any claims or take any action or institute any proceedings which may be deemed necessary or desirable for the collection of any of the Pledged Collateral or otherwise to enforce the rights of the Pledgee with respect to any of the Pledged Collateral;

              (m)  to  perform  the  affirmative   obligations  of  the  Pledgor
                   hereunder (including all obligations of the Pledgor pursuant to Section 4.1);

              (n) to execute and deliver for and on behalf of the Pledgor any and all instruments, documents, agreements, and other writings necessary or advisable for the exercise on behalf of the Pledgor of any rights, benefits or options created or existing under or pursuant to the Pledged Collateral; and

              (o) to execute endorsements, assignments or other instruments of conveyance and transfer.

The Pledgor hereby acknowledges, consents, and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest, which power of attorney shall remain in full force and effect until this Pledge Agreement is terminated and the security interests created hereby are released in accordance with the terms hereof.

Pledgee May Perform. If the Pledgor fails to perform any agreement contained herein, the Pledgee may perform, or cause performance of, such agreement, and the expenses of such Person incurred in connection therewith shall be payable by the Pledgor pursuant to Section 6.4.

                                   ARTICLE VI
                                    REMEDIES


Certain Remedies. Upon the occurrence of any Event of Default:

        (p) The Pledgee may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Pledged Collateral) and also may, without notice except as specified below, sell the Pledged Collateral or any part thereof at public or private sale, at any of the Pledgee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Pledgee may deem commercially reasonable.

        (q)  The Pledgee may:

              (i)  endorse  any  checks,   drafts,  or  other  writings  in  the
                   Pledgor's name to allow collection of the Pledged Collateral,

              (ii) take control of any proceeds of the Pledged Collateral, and

              (iii)execute  (in the  name,  place,  and  stead  of the  Pledgor)
                   endorsements, assignments, stock powers, and other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

Compliance with Restrictions. If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority shall be necessary to effectuate any sale or other disposition of the Pledged Collateral, or any part thereof, the Pledgor shall execute such applications and other instruments as may be required in connection with securing any such consent, approval or authorization, and will otherwise use its best efforts to secure the same.

Application of Proceeds. All cash proceeds received by the Pledgee in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be applied to the Obligations then due and payable as provided in the Reorganization Agreement.

Indemnity and Expenses. The Pledgor hereby indemnifies and holds harmless the Pledgee from and against any and all claims, losses, and liabilities arising out of or resulting from this Pledge Agreement (including enforcement of this Pledge Agreement), except claims, losses, or liabilities resulting from the gross negligence or willful misconduct of the Pledgee. Upon demand, the Pledgor will pay to the Pledgee the amount of any and all expenses including reasonable attorney costs (whether related to a suit or action or any reviews of or appeals from a judgment or decree therein or in connection with non-judicial action), which the Pledgee may incur in connection with: (r) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Pledged Collateral;

          (s) the exercise or enforcement of any of the rights of the Pledgee hereunder; or

          (t) the failure by the Pledgor to perform or observe any of the provisions hereof.


                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS


Security Interest Absolute. All rights of the Pledgee and security interests hereunder, and all of the obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of:

          (u) any lack of validity or enforceability of the Reorganization Agreement, stockholders Agreement or any other agreement or instrument relating thereto;

          (v) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Stockholders Agreement or the Reorganization Agreement;

          (w) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Obligations; or

          (x) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

Amendments. No amendment to or waiver of any provision of this Pledge Agreement and no consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

Notices. All notices and other communications provided hereunder shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature on this Pledge Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party. Any notice, if mailed and properly addressed certified registered mail postage pre-paid or if properly addressed and sent by prepaid courier service, shall be deemed given when received; any notice, transmitted by facsimile shall be deemed given when transmitted provided it is followed up by one of the other two means of notice as aforesaid.

No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Pledgee, any right, remedy, power, or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Successors and Assigns. The provisions of this Pledge Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Pledgor may not assign or transfer any of its rights or obligations under this Pledge Agreement without the prior written consent of the Pledgee.

Counterparts. This Pledge Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

Severability. The illegality or unenforceability of any provision of this Pledge Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Pledge Agreement or any instrument or agreement required hereunder.

Governing Law. This Pledge Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to conflict of law principles.
                  IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Pledge Agreement to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                       Corus Investment Ltd., a Bahamas corporation, as Pledgor



                       By:
                       Its:



                       Oryx Technology Corp., a Delaware corporation as Pledgee



                        By:
                        Its:

                                   Schedule 1
                                       to
                                Pledge Agreement


                                 Pledged Shares



                                                         No. of
                                                         Shares
                     Issuer                              Pledged


Oryx Instruments and Materials Corporation--             8,000,000
20,000,000 shares of Class A Common Stock                Shares
authorized